UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

FIRST CALIFORNIA FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52498	38-3737811
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3027 Townsgate Road, Suite 300, Westlake Village, California		91361
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 322-9655

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                      Costs Associated with Exit or Disposal Activities

On February 13, 2013, the Board of Directors of First California Financial Group, Inc. (the “Company”) and the Board of Directors of the Company’s wholly owned subsidiary, First California Bank (the “Bank”), committed to a plan to wind down the Electronic Payment Services division (the “EPS division”) of the Bank.  The Company determined that operating the EPS division was no longer consistent with the Company’s strategic plan.  The Company previously announced on November 6, 2012 that the Company and PacWest Bancorp (“PacWest”) entered into an Agreement and Plan of Merger pursuant to which the Company would merge with and into PacWest, with PacWest as the surviving corporation (the “Merger”). As previously disclosed in the amended Registration Statement on Form S-4 of PacWest (File No. 333-185356), PacWest concluded that the EPS division was not suited to PacWest’s commercial banking business model and PacWest would proceed to exit the EPS division upon the completion of the Merger.

As part of the wind down of the EPS division, the Bank will terminate its membership in card processing networks and will no longer issue payment cards.  The Bank intends to maintain sufficient operations and staffing within the EPS division to conduct the wind down in an orderly manner. The Company has targeted December 31, 2013 for substantial completion of its wind down of the EPS division.

In connection with the wind down of the EPS division, the Company currently estimates that it will incur total costs of approximately $2.4 million, of which (i) approximately $633,000 relates to retention costs, (ii) approximately $453,000 relates to severance and employee termination benefits, (iii) approximately $522,000 relates to contract termination costs, and (iv) approximately $780,000 relates to other associated costs.  In connection with the Company’s plan to discontinue the EPS division, the Company evaluated various intangible assets related to the EPS division and determined on February 13, 2013 that an impairment charge of $4.8 million will be recognized for the year ended December 31, 2012.  The Company estimates approximately $1.7 million of the total costs will result in future cash expenditures.

Item 2.06                      Material Impairments

The disclosure under Item 2.05 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of the Company’s loan or investment portfolios. Additionally, other risks and uncertainties may be described in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q or its other reports as filed with the Securities and Exchange Commission (the “SEC”), which are available through the Securities and Exchange Commission’s website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. The Company assumes no obligation to update any forward-looking statements.

Additional Information About the Proposed Transaction and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, PacWest filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of the Company and PacWest, and that also constitutes a prospectus of PacWest. The Company and PacWest also plan to file other documents with the SEC with respect to the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by the Company and PacWest with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are available free of charge on the Company’s website at www.fcalgroup.com, and copies of the documents filed by PacWest with the SEC are also available free of charge on PacWest’s website at www.pacwestbancorp.com.

The Company, PacWest and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and PacWest’s stockholders in respect of the proposed transaction. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on April 4, 2012.  Information regarding PacWest’s directors and executive officers can be found in PacWest’s definitive proxy statement filed with the SEC on April 6, 2012. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available free of charge on the SEC’s website and from the Company or PacWest, as applicable, using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

Date: February 20, 2013	By:	/s/ Romolo Santarosa
	Name: Title:	Romolo Santarosa Senior Executive Vice President and Chief Operating Officer/Chief Financial Officer